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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                  June 23, 2006



                                 PERRIGO COMPANY
             (Exact name of registrant as specified in its charter)


    MICHIGAN                         0-19725                     38-2799573
-----------------                  ------------             -------------------
 (State of other                   (Commission                 (IRS Employer
 Jurisdiction of                   File Number)             Identification No.)
  Incorporation)

515 Eastern Avenue, Allegan, Michigan                               49010
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:            (269) 673-8451
                                                               --------------





                                 Not Applicable
--------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 2.05.   COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
ITEM 2.06.   MATERIAL IMPAIRMENTS

Since the acquisition of Agis, Perrigo Company has pursued opportunities to integrate both businesses and to make them as efficient as possible while at the same time evaluating ways to improve underperforming assets. This has resulted in the June 23, 2006 approval by the Board of Directors of the Perrigo Company of plans to exit two unprofitable lines of products, effervescent tablets and psyllium-based laxatives. This action will result in the closure of two Michigan plants that primarily manufacture these products. The manufacture of certain other products will move to plants in Allegan, Michigan or the Bronx, New York. The closing plants employ 140 workers who will be offered other employment opportunities in the Allegan, Michigan facilities. Employees who do not relocate will be offered a retention and severance package. The closing plants are expected to be phased out of production by December 2006 at which time the plants will become available for sale.

The Company expects to incur a non-cash impairment charge in the fourth quarter of fiscal 2006 to reflect the difference between the carrying value and the fair value of the affected assets, which include primarily land, buildings and machinery. This pre-tax charge is expected to be approximately $8 million. The Company is currently evaluating the assets to more closely determine the expected sale price.

As a result of exiting the product lines, the Company expects to incur a charge in the first half of fiscal 2007 for employee related and plant shutdown costs. This pre-tax charge is expected to be approximately $3 million and will result in cash outlays of the same amount throughout fiscal 2007.



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ITEM 7.01. REGULATION FD DISCLOSURE

Perrigo Company issued a press release dated June 27, 2006 relating to the matters described in the foregoing items. A copy of that press release is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Report and Exhibit 99.1 are being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Report and Exhibit 99.1 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

         99.1 Press release issued by Perrigo Company on June 27, 2006, furnished solely pursuant to item 7.01 of Form 8-K.
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SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               PERRIGO COMPANY
                               (Registrant)



                               By: /s/ Douglas R. Schrank
                                   ----------------------
Dated: June 27, 2006               Douglas R. Schrank
                                   Executive Vice President and
                                    Chief Financial Officer
                                    (Principal Accounting and Financial Officer)

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                                  Exhibit Index


         Exhibit 99.1 -- Press Release issued by Perrigo Company on June 27, 2006, furnished solely pursuant to Item 7.01 of Form 8-K.